UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

 PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 23, 2010, Provident Community Bancshares, Inc. issued a news release announcing its results of operations and financial condition for the quarter ended March 31, 2010.  A copy of the news release is included as Exhibit 99.1 to this report.

Item 5.07     Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on April 21, 2010.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Robert H. Breakfield	779,630	216,652	399,648
Dwight V. Neese	769,970	226,312	399,648

2.	The non-binding resolution to approve the compensation of the named executive officers was approved by the stockholders by the following vote:
FOR	AGAINST	ABSTENTIONS
1,142,826	243,815	9,289

3.	The appointment of Elliott Davis, LLC as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the stockholders by the following vote:
FOR	AGAINST	ABSTENTIONS
1,369,793	23,036	3,101

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press release dated April 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Company)

Dated:	April 23, 2010	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer